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                                                                     Exhibit 3.5

                            CERTIFICATE OF FORMATION
                                       OF
                                   AMF BCH LLC

                                    *  *  *  *
           ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 18-101
                      OF THE LIMITED LIABILITY COMPANY ACT
                            OF THE STATE OF DELAWARE
                                    *  *  *  *


          The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., does hereby certify as follows:

                                      FIRST

          The name of the limited liability company is AMF BCH LLC (the "Company").

                                     SECOND

          The Company's registered office in the State of Delaware is located at 9 East Loockerman Street, #1-B, City of Dover, Country of Kent, DE 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 15th day of September, 2004.


                                             /S/ CHRISTOPHER F. CAESAR
                                             -------------------------------
                                             Christopher F. Caesar
                                             Authorized Person


      STATE OF DELAWARE
     SECRETARY OF STATE
   DIVISION OF CORPORATIONS
DELIVERED 06:29 PM 09/15/2004
  FILED 06:29 PM 09/15/2004
SRV 040668946 - 2582127 FILE